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                                   EXHIBIT 5.1

                  OPINION OF JEFFERS, WILSON, SHAFF & FALK, LLP

                       JEFFERS, WILSON, SHAFF & FALK, LLP
                                ATTORNEYS AT LAW
                             18881 VON KARMAN AVENUE
                                   SUITE 1400
                            IRVINE, CALIFORNIA 92612
                            TELEPHONE: (714) 660-7700
                            FACSIMILE: (714) 660-7799


                                 August 25, 1997

Pacific International Enterprises
4431 Corporate Center Drive
Los Alamitos, CA 90720
Attention: Binks Graval

         Re:      Issuance of Shares Pursuant to S-8 Registration Statement

Dear Mr. Graval:

         This letter relates to the issuance of up to 908,834 shares of Common Stock, par value $.001 per share (the "Shares"), of Pacific International Enterprises, Inc., a Nevada corporation (the "Company") registered pursuant to that Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 26, 1997 (the "Registration Statement"). You have requested that we deliver to you an opinion as to whether the Shares will have been duly authorized, validly issued, and, when issued, will be fully paid and nonassessable shares of Common Stock of the Company. We have also examined the Articles of Incorporation, as amended, and such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinion set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. As to questions of fact material to such opinion, we have relied upon statements and representations of the Company.

                  Our opinion is based on existing law which is subject to change either prospectively or retroactively. Relevant laws could change in a manner that could adversely affect the Company or its stockholders. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. This opinion extends only to questions relating to the validity of the Shares offered and sold


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under the Registration Statement. We express no opinion with respect to any other issue.

                  We are admitted to practice law in the State of California and our opinion is limited to federal law and the corporate laws of the State of Nevada that affect such opinion. We express no opinion with respect to any other law or the laws of any other jurisdiction.

                  Assuming the Shares are issued and paid for in accordance with the terms of the offering described in the Registration Statement, including documents incorporated by reference thereto, and when certificates representing such Shares have been issued to the purchasers, based on the foregoing, we are of the opinion that the Shares will have been duly authorized, validly issued, and will be fully paid and nonassessable shares of Common Stock of the Company.

                  For purposes of rendering this opinion we have made such legal and factual inquiries as we have deemed necessary under the circumstances. Although we have not independently verified all of the facts relied upon for purposes hereof, nothing has come to our attention that has led us to believe that the facts are other than as stated herein or that there exist other material facts not considered.

                  Our Opinion contained herein is solely for the benefit of the Company and may be relied upon by the Company only in connection with the Registration Statement. In this regard, we hereby consent to the filing of this opinion, including this consent, as an exhibit to the Registration Statement.




                                       Very truly yours,



                                       /s/ JEFFERS, WILSON, SHAFF & FALK, LLP
                                       -----------------------------------------
                                       JEFFERS, WILSON, SHAFF & FALK, LLP